Exhibit 3.18

BY-LAWS OF
USCC FLORIDA ACQUISITION CORPORATION

ARTICLE I
Offices and Registered Agent

Section 1.1.           Principal Office.  The principal office of the corporation shall be 610 Newport Center Drive, Suite 350, Newport Beach, California 92660.  The corporation may have other offices at such places, within or without the State of Delaware, as the Board of Directors may from time to time determine the business of the corporation to require.

Section 1.2.           Registered Agent.  The Board of Directors of the corporation shall designate a registered agent for service of process on the corporation for the state in which the corporation is incorporated and for each state in which the corporation qualifies to do business.  The initial registered agent for service of process in the state of incorporation of the corporation shall be set forth in its Certificate of Incorporation.  If required by law, each registered agent and each successor registered agent appointed pursuant to this Section 1.2 shall file a statement in writing with the appropriate Department of State accepting the appointment as registered agent simultaneously with being designated, unless such agent signed the document making the appointment.

ARTICLE II
Stockholders

Section 2.1.           Annual Meetings.  An annual meeting of stockholders shall be held for the election of directors at such date, time and place, either within or without the state of Delaware, as may be designated by resolution of the Board of Directors from time to time.

Section 2.2.           Special Meetings.  Special meetings of stockholders for any purpose or purposes may be called at any time by the Board of Directors or Chief Executive Officer of the corporation, or when requested in writing by not less than twenty-five percent (25%) of all the issued and outstanding shares of the capital stock of the corporation.

Section 2.3.           Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given personally, by first class mail, telegram or facsimile transmission by or at the direction of the individual calling the meeting and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the Meeting is called.  Unless otherwise provided by law, the certificate of incorporation or these by-laws, the written notice of any meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each stockholder entitled to Vote at such meeting.  If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 2.4.           Adjournments.  Any meeting of stockholders, annual or special, may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 2.5.           Quorum.  Except as otherwise provided by law, the certificate of incorporation or these by-laws, at each meeting of stockholders the presence in person or by proxy of the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote at the meeting shall be necessary and sufficient to constitute a quorum.  In the absence of a quorum, the stockholders so present may, by majority vote, adjourn the meeting from time to time in the manner provided in Section 2.4 of these by-laws until a quorum shall attend.  Shares of its own stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

Section 2.6.           Organization.  Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.  The chairman of the meeting shall announce at the meeting of stockholders the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote.

Section 2.7.           Voting; Proxies.  Except as otherwise provided by the certificate of incorporation, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by him which has voting power upon the matter in question.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.  A proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.  A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by delivering a proxy in accordance with applicable law bearing a later date to the Secretary of the corporation.  Voting at meetings of stockholders need not be by written ballot and, unless otherwise requited by law, need not be conducted by inspectors of election unless so determined by the holders of shares of stock having a majority of the votes which could be cast by the holders of all outstanding shares of stock entitled to vote thereon which are present in person or by proxy at such meeting.  At all meetings of stockholders for the election of directors a plurality of the votes cast shall be sufficient to elect such directors.  All other elections and questions shall, unless otherwise provided by law, the certificate of incorporation or these by-laws, be decided by the vote of the holders of shares of stock having a majority of the votes which could be cast by the holders of all shares of stock outstanding and entitled to vote thereon.

Section 2.8.           Fixing Date for Determination of Stockholders of Record.  In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date: (1) in the case of determination of stockholders entitled to vote at any meeting of stockholders or adjournment thereof, shall, unless otherwise required by law, not be more than sixty nor less than ten days before the date of such meeting; (2) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, shall not be more than ten days from the date upon which -the resolution fixing the record date is adopted by the Board of Directors; and (3) in the case of any other action shall not be more than sixty days prior to such other action.  If no record date is fixed: (1) the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; (2) the record date for determining stockholders entitled to express consent to corporate action in writing without a meeting when no prior action of the Board of Directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation in accordance with applicable law, or, if prior action by the Board of Directors is required by law, shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action; and (3) the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Section 2.9.           List of Stockholders Entitled to Vote.  The Secretary shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and tire number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list of stockholders or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

Section 2.10.        Action By Consent of Stockholders.  Unless otherwise restricted by the certificate of incorporation, any action requited or permitted to be taken at any annual or special meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered by hand or by certified or registered mail, return receipt requested, to the corporation by delivery to its registered office in the state of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of minutes of stockholders are recorded.  Prompt notice oldie taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

Section 2.11.        Conduct of Meetings.  The Board of Directors of the corporation may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate.  Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting.  Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants.  Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not he required to be held in accordance with the rules of parliamentary procedure.

ARTICLE III
Board of Directors

Section 3.1.           Number; Qualifications.  The initial Board of Directors shall consist of two (2) members, which number may be increased or decreased by action of the stockholders of the corporation, but in no event shall the number be less than two (2).  Directors need not be stockholders.  The Board of Directors at all times shall have the management and control of the corporation.

Section 3.2.           Regular Meetings.  Regular meetings of the Board of Directors may be held at such places within or without the state of Delaware and at such times as the Board of Directors may from time to time determine, and if so determined notices thereof need not be given.

Section 3.3.           Special Meetings.  Special meetings of the Board of Directors may be held at any time or place within or without the state of Delaware whenever called by the Chairman, Chief Executive Officer, President, any Vice President, or by any member of the Board of Directors.  Notice of a special meeting of the Board of Directors shall be given by the person or persons calling the meeting at least forty-eight hours before the special meeting.

Section 3.4.           Telephonic Meetings Permitted.  Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this by-law shall constitute presence in person at such meeting.

Section 3.5.           Quorums; Vote Required for Action.  At all meetings of the Board of Directors a majority of the entire Board of Directors shall constitute a quorum for the transaction of business.  Except in cases in which the certificate of incorporation or these by-laws otherwise provide, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.  In the event that an equal number of votes are cast for and against any issue by the directors present at any meeting of the Board of Directors at which a quorum is present, the Chairman of the Board (who shall be the Chief Executive Officer) shall have the deciding vote.

Section 3.6.           Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, if any, or in his absence by the Vice Chairman of the Board, if any, or in his absence by the Chief Executive Officer, or in their absence by a chairman chosen at the meeting.  The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 3.7.           Informal Action by Directors.  Unless otherwise restricted by the certificate of incorporation or these by-laws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or such committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or such committee.

Section 3.8.           Removal of Directors.  At any meeting of shareholders called expressly for the purpose of removing one or more directors, any director or the entire Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares of the stock of the corporation then entitled to vote at an election of directors.

Section 3.9.           Waiver of Notice.  Notice of any special meeting or any annual meeting of the Board of Directors shall be deemed to have been validly given to any director who signs a waiver of notice of such special or annual meeting, whether such waiver of notice be signed either before or after the meeting.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting and a waiver of any and all objections to the place of the meeting, the time or the meeting, or the manner in which the meeting has been called or convened, except when a director states, at the beginning of the meeting, any objection to the transaction of business because the meeting is not lawfully called or convened.

Section 3.10.        Compensation.  By resolution of the Board of Directors, any director may be paid his or her expenses, if any, for attendance at any meeting of the Board of Directors, and may be paid such compensation for the performance of his other duties as a director as the Board of Directors shall determine, either in the form of an annual salary, a fee for attendance at each meeting or such other form of compensation as the Board of Directors shall deem appropriate.  No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation for such service.

ARTICLE IV
Committees

Section 4.1.           Committees.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or More committees, each committee to consist of one or more of the directors of the corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.  In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of-the Board of Directors to act at the meeting in place of any such absent or disqualified member.  Any such committee, to the extent permitted by law and to the extent provided  in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it.

Section 4.2.           Committee Rules.  Unless the Bond of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business.  In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these by-laws.

ARTICLE V
Officers

Section 5.1.           Executive Officers; Election; Qualifications; Term of Office; Resignation; Removal; Vacancies.  The Board of Directors shall elect a Chief Executive Officer, President, Secretary, and Treasurer.  The Chief Executive Officer may serve as the Chairman of the Board of Directors.  Each such officer shall hold office until the first meeting of the Board of Directors after the annual meeting of stockholders next succeeding his election, and until his successor is elected and qualified or until his earlier resignation or removal.  Any officer may resign at any time upon written notice to the corporation.  The Board of Directors may remove any officer with or without cause at any time, but such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation.  Any number of offices may be held by the same person.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board of Directors at any regular or special meeting.

Section 5.2.           Chief Executive Officer.  The Chief Executive Officer of the corporation shall have general and active management of the business and affairs of the corporation subject to the directions of the Board of Directors, have general supervision and direction over all other officers of the corporation and of the agents and employees of the corporation to see that their respective duties are properly performed, operate and conduct the business and affairs of the corporation according to the orders and resolutions of the Board of Directors and according to his or her own discretion whenever and wherever it is not expressly limited by such orders and resolutions, submit a report of the operations of the corporation to the Board of Directors at each regular meeting and to the shareholders at each annual meeting, from time to time report to the Board of Directors on matters within his or het knowledge that should be brought to their attention, and perform such other duties and have such other powers and authority as may be set forth elsewhere in these by-laws or as may be prescribed by the Board of Directors from time to time.

Section 5.3.           President.  The President of the Corporation shall assist the Chief Executive Officer of the corporation in the performance of his duties and shall have such other duties as may be delegated to him by the Board of Directors or the Chief Executive Officer.  The President shall also perform the function and duties of the Chief Executive Officer at any time the Chief Executive Officer is unable to perform his or her duties.

Section 5.4.           Vice-Presidents.  Each of the one or more Vice Presidents of the corporation shall assist the Chief Executive Officer and President in the performance of their official duties and shall have such other powers and perform such other duties as may be prescribed for those respective offices, from time to time, by the Board of Directors or by the by-laws.  Any Vice-President shall also perform the functions and duties of the President at any time the President is unable to perform his or het functions and duties.

Section 5.5.           Secretary.  The Secretary shall have custody of, and shall maintain, all corporate records except the financial records.  The Secretary shall record the minutes or all meetings of the shareholders and Board of Directors and shall send all notices of such meetings to the parties entitled thereto pursuant to the requirements of these by-laws and those established by law, unless such responsibility for the sending of such notices is otherwise delegated by the Board of Directors.  The Secretary shall maintain also a record of the names and addresses of all shareholders of the corporation and shall act as transfer agent for the corporation unless the Board of Directors shall specifically designate another individual to serve in such capacity.

Section 5.6.           Treasurer.  The Treasurer shall have custody of all corporate funds and financial records of the corporation and shall keep full and accurate accounts of receipts and disbursements.  Not later than ninety (90) days after the close of each fiscal year of the corporation, the treasurer shall prepare or cause to be prepared annual financial statements that include a balance sheet as of the end of the fiscal year, an income statement for that year, and a statement of cash flows for that year.  If financial statements are prepared for the corporation on the basis of generally accepted accounting principles, the annual financial statements must also be prepared on that basis.

Section 5.7.           Vacancies.  Any vacancy, however occurring, in any office of the corporation may be filled by action on the Board of Directors.

ARTICLE VI
Stock

Section 6.1.           Certificates.  Every holder of stock shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, if any, or the Chief Executive Officer or the President or a Vice President, and by the Treasurer or the Secretary, or other duly authorized agent of the corporation, certifying the number of shares owned by him in the corporation.  Any of or all the signatures on the certificate may be a Facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 6.2.           Lost, Stolen or Destroyed Stock Certificates; Issuance of New Certificates.  The corporation may issue a new certificate-of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, give the corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
Indemnification

Section 7.1.           Right to Indemnification.  The corporation shall indemnify and hold harmless, to the fullest extent permitted by applicable law, including but not limited to Section 145 of the General Corporation Law of Delaware as it presently exists or may hereafter be amended, any person who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the corporation or is or was seizing at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.  The corporation shall be required to indemnify a person in connection with a proceeding (or part thereof) initiated by such person only if the proceeding (or part thereof) was authorized by the Board of Directors of the corporation.

Section 7.2.           Prepayment of Expenses.  The corporation may, in its discretion, pay the expenses (including attorneys’ fees) incurred in defending any proceeding in advance of its final disposition, provided, however, that the payment of expenses incurred by a director or officer in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking by the director or officer to repay all amounts advanced if it should be ultimately determined that the director or officer is not entitled to be indemnified under this Article or otherwise.

Section 7.3.           Claims.  If a claim for indemnification or payment of expenses under this Article is not paid in full within sixty days after a written claim therefor has been received by the corporation, the claimant may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, shall be entitled to be paid the expense of prosecuting such claim.  In any such action the corporation shall have the burden of proving that the claimant was not entitled to the requested indemnification or payment of expenses under applicable law.

Section 7.4.           Nonexclusivity of Rights.  The rights conferred on any person by this Article VII shall not be exclusive of any other rights which such person may have or hereafter acquire under any statute, provision of the certificate of incorporation, these by-laws, agreement, vote of stockholders or disinterested directors or otherwise.

Section 7.5.           Other Indemnification.  The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, enterprise or nonprofit entity shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, enterprise or nonprofit enterprise.

Section 7.6.           Amendment or Repeat.  Any repeal or modification of the foregoing provisions of this Article VII shall not adversely affect any right or protection hereunder of any person in respect of any act or omission occurring prior to the time of such repeal or modification.

ARTICLE VIII
Miscellaneous

Section 8.1.           Fiscal Year.  The fiscal year of the corporation shall be determined by the Board of Directors of the corporation.

Section 8.2.           Waiver of Notice of Meeting’s of Stockholders, Directors and Committees.  Any written waiver of notice, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.  Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in any written waiver of notice.

Section 8.3.           Form of Records.  Any records maintained by the corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.

Section 8.4.           Amendment of By-Laws.  These by-laws may be altered or repealed, and new by-laws made, by the Board of Directors, but the stockholders may make additional by-laws and may alter and/or repeal any by-laws whether adopted by them or otherwise.  These bylaws may only be amended or repealed by (i) the Board of Directors, or (ii) the affirmative vote of Stockholders holding a majority of the votes entitled to vote on any issue submitted to a vote of the Stockholders.

Section 8.5.           Depositories.  The money and funds of the corporation not otherwise invested by the Board of Directors shall be deposited by the Treasurer in the name and to the credit of the corporation in such bank or banks as the Board of Directors shall select.  All checks, drafts, notes and acceptances shall be signed by such officer or officers, agent or agents of the corporation and in such manner as the Board of Directors shall determine.

Section 8.6.           Contracts.  Except as otherwise provided by the Board of Directors, contracts may be executed on behalf of the corporation by the Chief Executive Officer, and may be attested and the corporate seal affixed by Secretary or any Assistant Secretary.  The

Board of Directors may authorize the execution of contracts by such other officers, agents and employees as may be designated by them.

Section 8.7.           Dividends.  The Board of Directors of the corporation, from time to time, may declare and the corporation may pay dividends on its outstanding shares of capital stock, and such dividends may be paid in cash, property or additional shares of the corporation.